Exhibit 3.1 Certification of Amendment

Amendments to Articles of Incorporation: Change name to L&L International Holdings, Inc. in March 2008

As indicated on the prior Form 8-K, filed on 3/28/2008 that the Registrant changed its name to L&L International Holdings, Inc. (from L&L Financial Holdings, Inc.) with effective date on 3/13/2008. Exhibit 3.1 is the copy of Nevada State approval document as a public record.